UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2008 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 617-402-1000

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
                    Compensatory Arrangements of Certain Officers.

On April 11, 2008, the Compensation Committee (the "Committee") of athenahealth, Inc. (the "Company") adopted a Management Incentive Compensation Plan (the "Plan") relating to the executive officers of the Company.  The Plan governs awards of cash and stock bonus compensation to be paid to executive officers of the Company and other participants recommended by our Chief Executive Officer and approved by the Committee, for performance during fiscal year 2008 and thereafter. The plan is administered by the Committee and is not exclusive of other incentive compensation that may be approved by the Committee. It provides for compensation at levels determined by the Committee based upon attainment of one or more goals, as determined by the Committee.  In the case of the Company's Chief Executive Officer, the goal is attainment of net income of the Company minus Employee Stock Purchase Plan and stock option expenses, as determined by the Committee.  In the case of other executive officers, the goals are set forth in one or more corporate scorecards that may be determined on a case-by-case to include metrics weighted by percentage relating to Company financial performance, client experience, service operations performance and Company employees.

The Committee, in its sole discretion, may also elect to award bonus payments in amounts smaller than or greater than the target bonus amounts that would otherwise be suggested by the Plan. Any and all provisions of the Plan, including underlying goals, may be cancelled, altered or amended by the Committee at any time.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Also on April 11, 2008 the Committee approved, and the Company and James MacDonald, our Senior Vice President and Chief Operating Officer, entered into, an addendum to Mr. MacDonald's employment agreement with the Company (the Addendum").  The Addendum provides for periodic bonus compensation for Mr. MacDonald in the amounts of $53,307.59 in each of 2008, 2009 and 2010 in addition to other bonus compensation that may be paid to him in those years.  The foregoing description of the Addendum is qualified in its entirety by reference to the full text of Mr. MacDonald’s employment agreement, including the Addendum, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1 99.2	Management Incentive Compensation Plan Addendum to Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc. (Registrant)
April 17, 2008 (Date)	/s/ CARL B. BYERS Carl B. Byers CFO